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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in a Registration Statement of Entertainment Technologies & Programs, Inc. on Form S-8 with respect to the March 2001 Employee Stock Bonus Plan of our report dated December 30, 2000, except for Note 3, as to which the date is January 16, 2001, appearing in the Annual Report on Form 10-KSB of Entertainment Technologies & Programs, Inc. for the year ended September 30, 2000.

/S/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
March 13, 2001